EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2010 relating to the consolidated financial statements of American DG Energy Inc. and its subsidiaries as of and for the years ended December 31, 2009 included in this Annual report on Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No 333-146628 and File No. 333-151287).

/s/ CATURANO AND COMPANY, INC.
Caturano and Company, Inc. (formerly Caturano and Company, P.C.)

Boston, Massachusetts
March 31, 2011